Exhibit 99.1

Hillenbrand Completes Sale of Majority Stake
in Milacron Injection Molding and Extrusion Business
•Bain Capital now majority owner of Milacron
•Transaction enhances Hillenbrand’s focus on core business
•Net proceeds to be used to reduce debt
BATESVILLE, Ind., March 31, 2025 /PRNewswire/ -- Hillenbrand, Inc. (NYSE: HI) announced today that it has completed the previously announced sale of its majority interest in the Milacron injection molding and extrusion business (“Milacron”), within the Molding Technology Solutions segment, to Bain Capital for $287 million, subject to agreed closing adjustments.
Bain Capital now owns an approximate 51% share and has full operational control of Milacron, while Hillenbrand maintains an ownership stake of approximately 49%. Bain Capital will provide greater focus and resources to help Milacron drive future growth and success, and the partnership with Bain Capital enables Hillenbrand to preserve the opportunity for future returns from Milacron.
“This transaction reflects the continued transformation of Hillenbrand’s portfolio mix as a pure-play industrial company,” said Kim Ryan, President and Chief Executive Officer of Hillenbrand. “We are confident it will deliver value to Hillenbrand and our shareholders by enhancing our overall margin profile, while enabling us to concentrate on growing our core process and automation equipment for the food, pharmaceutical, and polymer end markets. This partnership with Bain Capital positions Milacron for continued growth and success.”
Following a strategic portfolio review, Hillenbrand announced its intention to sell a majority stake in Milacron. Hillenbrand acquired Milacron Holdings Corp. in 2019 in a transaction that included the Milacron injection molding and extrusion business, as well as Mold-Masters, DME, and Cimcool. Hillenbrand sold the Cimcool business in 2020 and retains ownership of the Mold-Masters and DME businesses.
“We look forward to supporting Milacron’s experienced management team as they continue to enhance the company’s global manufacturing and aftermarkets solutions and capture opportunities presented by emerging technology and wider industry tailwinds,” added Matt Evans, a Partner at Bain Capital. “Alongside our partners at Hillenbrand, we are excited to build on the company’s strong legacy and leadership position by providing Milacron with the necessary tools, technology, and resources needed to accelerate its next phase of growth.”
Following customary closing adjustments, Hillenbrand expects after tax net proceeds of approximately $250 million, which will be used to pay down debt.
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About Hillenbrand
Hillenbrand (NYSE: HI) is a global industrial company that provides highly-engineered, mission-critical processing equipment and solutions to customers around the world. Our portfolio is composed of leading industrial brands that serve large, attractive end markets, including durable plastics, food, and recycling. Guided by our Purpose — Shape What Matters For Tomorrow™ — we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our people, our customers, and our communities. To learn more, visit: www.Hillenbrand.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements that are within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be covered by the safe harbor provided thereunder, which reflect the current views of Bain Capital and Hillenbrand regarding future events, expectations, plans, and prospects for Milacron following the announced transaction. These statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied in such statements.

Forward-looking statements include, but are not limited to, statements regarding: the expected benefits of the transaction; Milacron’s future growth, market position, and business strategy; anticipated industry trends, including implications with respect to growing supply chain resilience and domestic manufacturing.

Any number of factors, many of which are beyond Hillenbrand and Bain Capital’s control, could cause Hillenbrand and Bain Capital’s performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the ability to recognize the benefits of the divestiture, of the Milacron injection molding and extrusion business sale (the “Transaction”), including potential synergies and cost savings or the failure of Hillenbrand and Bain Capital, or the Transaction, to achieve its plans and objectives generally; any strategic and operational initiatives implemented by Bain Capital after the consummation of the Transaction; any failure by the parties to satisfy any conditions to the Transaction; potential adverse effects of the announcement or results of the Transaction on the market price of the Hillenbrand’s common stock; and risks related to diversion of management’s attention from Hillenbrand’s ongoing business operations due to the Transaction.

Readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of certain factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions in Hillenbrand’s filings with the U.S. Securities and Exchange Commission.

The forward-looking information in this release speaks only as of the date on which it is made. Hillenbrand and Bain Capital undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, made to reflect new information, future developments or otherwise.